                                                              EXHIBIT (4)(C)(19)


                     ELEVENTH AMENDMENT TO CREDIT AGREEMENT


         THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of March 30, 2001, by and between B.B. WALKER COMPANY, a North Carolina corporation (the "Borrower"), and MELLON BANK, N.A., a national banking association (the "Lender").

                                    RECITALS

         A. The Borrower and the Lender are parties to a certain Credit Agreement dated as of August 15, 1995 (as amended by the "First Amendment", the "Second Amendment", the "Third Amendment", the "Fourth Amendment", the "Fifth Amendment", the "Sixth Amendment", the "Seventh Amendment" the "Eighth Amendment" the "Ninth Amendment", and the "Tenth Amendment", each defined below, the "Credit Agreement") pursuant to which the Lender established certain credit facilities for the Borrower in order to provide working capital financing and to refinance certain existing indebtedness. Except as otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Credit Agreement.

         B. As a result of certain Events of Default, the Borrower and the Lender entered into the First Amendment to Credit Agreement dated as of April 15, 1996 ("First Amendment"), the Second Amendment to Credit Agreement dated as of October 18, 1996 ("Second Amendment"), the Third Amendment to Credit Agreement dated as of November 16, 1996 ("Third Amendment"), the Fourth Amendment to Credit Agreement dated as of March 11, 1997 ("Fourth Amendment"), the Fifth Amendment to Credit Agreement dated as of July 8, 1998 ("Fifth Amendment"), the Sixth Amendment to Credit Agreement dated as of December 28, 1998 ("Sixth Amendment"), the Seventh Amendment to Credit Agreement dated as of June 29, 1999 ("Seventh Amendment"), the Eighth Amendment to Credit Agreement dated as of December 31, 1999 ("Eighth Amendment"), the Ninth Amendment to Credit Agreement dated as of January 28, 2000 ("Ninth Amendment"), and the Tenth Amendment to Credit Agreement dated as of June 23, 2000 ("Tenth Amendment").

         C. The Borrower has requested that the Lender amend certain terms and provisions in the Credit Agreement, as a result of the occurrence of recent Events of Default under Sections 6.1(c) and (d) of the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                   AMENDMENTS

         1. AMENDMENT TO DEFINITIONS. The definitions of "Revolving Credit Committed Amount" and "Revolving Credit Maturity Date" in Article 1 of the Credit Agreement are each hereby deleted and replaced with the following:

                  "Revolving Credit Committed Amount" shall mean Five Million Dollars ($5,000,000).

                  "Revolving Credit Maturity Date" shall mean May 31, 2001.


         2.       NEW DEFINITIONS. The following additions are hereby made to
Article 1, Definitions, in alphabetical order:

         "Eleventh Amendment" shall mean the Eleventh Amendment to Credit Agreement, dated as of March 30, 2001, by and between the Borrower and the Lender.

         "Eleventh Amendment Closing Date" shall mean March 30, 2001.


         3. AMENDMENT TO SECTION 2.2(A)(III). Section 2.2 (a)(iii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  2.2.     Borrowing Base.

                           (iii)    as of April 1, 2001, twenty five percent
(25%) of the Net Value of Eligible Raw Materials Inventory; as of April 9, 2001, twenty percent (20%) of the Net Value of Eligible Raw Materials Inventory; as of April 23, 2001, fifteen percent (15%) of the Net Value of Eligible Raw Materials Inventory; as of May 7, 2001 ten percent (10%) of the Net Value of Eligible Raw Materials Inventory; as of May 21, 2001 five percent (5%) of the Net Value of Eligible Raw Materials Inventory; and as of May 31, 2001 and at all times thereafter, zero percent (0%) of the Net Value of Eligible Raw Materials Inventory; plus

         4. AMENDMENT TO SECTION 2.6 (A)(I). Section 2.6 (a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                           (i)      Prime Rate Option: A rate per annum
(computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate for such day plus three and one-half of one percent (3.50%).

                         REPRESENTATIONS AND WARRANTIES

         5. OTHER REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties (as amended hereby) made by the Borrower in
Article 3 of the Credit Agreement are true and correct on and as of the Eighth Amendment Closing Date (except those representations and warranties that address matters only as of a particular date, which are true and correct as of that date), and are incorporated herein as though fully set forth.

                              CONDITIONS PRECEDENT

         6. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. The obligation of the Lender to enter into this Amendment is subject to the satisfaction, immediately prior to or concurrently with the execution of the Amendment, of the following conditions precedent:

                           (a)      Eleventh Amendment, etc. The Lender shall
have received this Eleventh Amendment, duly executed by the Borrower.

                           (b)      Officers' Certificates. The Lender shall
have received certificates from such officers of the Borrower in the form of Exhibit C attached hereto.

                           (c)      Restructuring Fee. The Lender shall have
received in immediately available funds from the Borrower a restructuring fee of $25,000.

                           (d)      Fees, Expenses, Etc. All fees and other
compensation (including, without limitation, attorneys' fees) required to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the Eleventh Amendment Closing Date shall have been paid or received.

                           (e)      Other Conditions Precedent. Each of the
conditions precedent set forth in Section 4.02 of the Credit Agreement shall have been met.

                                  MISCELLANEOUS

         7. SECOND RESTRUCTURING FEE. The Borrower acknowledges and agrees that a second restructuring fee of $45,000 shall be immediately due and owing if the Borrower has not paid in full all Obligations to Mellon on or before the Revolving Credit Maturity Date.

         8. REAFFIRMATION; NO WAIVER. Except as expressly modified herein, the terms of the Credit Agreement, the Security Documents and all of the Loan Documents executed in connection therewith, remain in full force and effect in accordance with their respective terms and conditions, are in no manner impaired hereby and, are hereby reaffirmed by all of the parties. In the event of any conflict between this Amendment and any other Loan Document, the provisions of this Amendment shall prevail.

         9. SEVERABILITY. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10. PRIOR UNDERSTANDINGS. This Amendment and the other Amendment Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

         11. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         12. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

         13. GOVERNING LAW. THIS AMENDMENT AND ALL OTHER AMENDMENT DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER AMENDMENT DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.


ATTEST:                                     B.B. WALKER COMPANY


By: /s/ Dorothy W. Craven                   By: /s/ Kent T. Anderson
   ------------------------------              ------------------------------
   Dorothy  W. Craven                          Kent T. Anderson, President
   Corp. Secretary


[Corporate Seal]


                                            MELLON BANK, N.A.


                                            By: /s/ Roger D. Attrix
                                               ------------------------------
                                               Roger D. Attix, Vice President